Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

•	Affinion Group, Inc. (DE)

•	Affinion Benefits Group, LLC (formerly Progeny Marketing Innovations Inc.) (DE)

•	Affinion Data Services, Inc. (formerly Cendant Data Services, Inc.) (DE)

•	Affinion Group, LLC (formerly Cendant Marketing Group, LLC) (DE)

•	Affinion Investments, LLC (DE)

•	Connexions Loyalty, LLC (formerly Affinion Loyalty, LLC) (DE)

•	Connexions Loyalty Acquisition, LLC (formerly Affinion Loyalty Acquisition, LLC) (DE)

•	Connexions Loyalty, Inc. (formerly Affinion Loyalty Group, Inc.) (DE)

•	Affinion Net Patents, Inc. (DE)

•	Affinion Publishing, LLC (formerly Cendant Publishing, Inc.) (DE)

•	Cardwell Agency, Inc. (VA)

•	CCAA Corporation (DE)

•	Connexions Loyalty Travel Solutions LLC (DE)

•	CUC Asia Holdings (DE)

•	Global Protection Solutions, LLC (formerly Global Privacy Solutions, LLC) (DE)

•	International Travel Fulfillment LLC (DE)

•	Lift Media, LLC (DE)

•	Long Term Preferred Care, Inc. (TN)

•	Loyalty Travel Agency LLC (DE)

•	Safecard Services Insurance Company (ND)

•	Travelers Advantage Services, Inc. (DE)

•	Trilegiant Auto Services, Inc. (WY)

•	Trilegiant Corporation (formerly CMS Subsidiary, Inc.) (DE)

•	Trilegiant Insurance Services, Inc. (formerly Cendant Membership Insurance Services, Inc.) (DE)

•	Trilegiant Retail Services, Inc. (DE)

•	Watchguard Registration Services, Inc. (IN)

•	Webloyalty Holdings, Inc. (DE)

•	Webloyalty.com, Inc. (DE)

•	Entertainment Publications of Argentina, S.A. (Argentina)

•	Affinion International Travel BVBA (Belgium)

•	Consumer Alliance Group Inc. (NB, Canada)

•	Affinion International ApS (formerly Cims ApS) (Denmark)

•	Affinion International OY AB (formerly Cendant Nordic Membership Services OY AB) (Finland)

•	Affinion International Assurances SARL (formerly Cendant Assurances SARL) (France)

•	Affinion International Voyages SARL (formerly Cendant Voyages SARL) (France)

•	WL France SAS (France)

•	Affinion International GmbH (formerly Cims GmbH) (Germany)

•	Affinion International Servicos de Fidelidade e Corretora de Seguros Ltda. (Brazil)

•	Prospectiv Direct, Inc. (DE)

•	Affinion Brazil Holdings I, LLC (DE)

•	Affinion Brazil Holdings II, LLC (DE)

•	PTG Professional Travel GmbH (Germany)

•	Affinion International Travel Limited (formerly Affinion International Limited (Ireland))

•	Loyaltybuild Limited (Ireland)

•	Affinion International Insurance Broker S.r.l. (formerly Cims Marketing Insurance Broker S.r.l.) (Italy)

•	Affinion International Holding S.r.l. (Italy)

•	Affinion International S.r.1. (formerly Cims S.r.l.) (Italy)

•	Entertainment Publications de Mexico, S.A. de C.V. (Mexico)

•	TZM Limited (formerly CED Australasia Limited) (New Zealand)

•	Affinion International AS (formerly Cims AS) (Norway)

•	Lapback AS (Norway) (20.9% owned)

•	Affinion International Holdco (Proprietary) Limited (formerly Cims South Africa Holdco (Proprietary) Limited) (South Africa)

•	Cims South Africa (Proprietary) Limited (formerly Multi Emergency Management (Pty) Limited) (South Africa) (51% owned)

•	Affinion International, S.L. Sociedad Unipersonal (formerly Cims Specialists Marketing SA) (Spain)

•	Affinion International AB (formerly Cims AB) (Sweden)

•	Credit Card Sentinel Sweden AB (Sweden)

•	Affinion International B.V. (formerly Cims B.V.) (The Netherlands)

•	Bassae Holding B.V. (The Netherlands)

•	Affinion International Holdings Limited (formerly Cendant International Holdings Limited) (UK)

•	Affinion International Limited (formerly Cims Limited) (UK) with a French Branch

•	Affinion International Travel Holdco Limited (UK)

•	Affinion International Travel Limited (UK)

•	Cims Limited (UK)

•	Credit Card Sentinel Ltd (UK)

•	Entertainment Publications Limited (UK)

•	Webloyalty International Limited (UK)

•	Arobase S.r.l. (Italy) (60% owned)

•	BreakFive, LLC (DE)

•	Affinion Mobile Solutions Proprietary Limited (South Africa) (owned 51% by CIMS South Africa (Proprietary Limited)

•	Webloyalty Holdings Cooperatief U.A. (The Netherlands)

•	Loyalty Ventures Limited (U.K.)

•	Webloyalty International S.r.l. (Italy)

•	Webloyalty International Sarl (Switzerland)

•	Webloyalty International S.L. (Spain)

•	Back Up Bireysel Urunler Satis ve Pazarlama Anonim Sirketi (Turkey) (90% owned)

•	Bofis Turizm ve Ticaret Anonim Sirketi (Turkey) (99.999% owned)

•	Affinion Suscripcion S.L. (Spain)